UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CARETRUST REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARETRUST REIT, INC.

905 Calle Amanecer, Suite 300

San Clemente, California 92673

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 25, 2016

TO THE STOCKHOLDERS OF CARETRUST REIT, INC.:

The annual meeting of the stockholders (the “Annual Meeting”) of CareTrust REIT, Inc. (the “Company,” “we,” “our,” or “us”) will be held at the Company’s offices located at 905 Calle Amanecer, Suite 300, San Clemente, California 92673, at 9:00 a.m. PDT, on Wednesday, May 25, 2016, for the following purposes:

(1) to elect Mr. Jon D. Kline and Mr. David G. Lindahl to the Board of Directors as Class II directors, to serve until the Company’s 2019 annual meeting of stockholders and until their respective successors are elected and qualified;

(2) to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2016; and

(3) to transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The accompanying Proxy Statement more fully describes these matters and we urge you to read the information contained in the Proxy Statement carefully. The Board of Directors recommends a vote “FOR ALL” with respect to the election of Mr. Kline and Mr. Lindahl as Class II directors and “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. In addition to the business to be transacted as described above, management will speak about recent developments and respond to questions of general interest to stockholders.

ONLY STOCKHOLDERS OF RECORD OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON STOCK AS OF THE CLOSE OF BUSINESS ON APRIL 1, 2016, THE RECORD DATE, WILL BE ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Your vote is important. Whether or not you expect to attend the Annual Meeting, please submit your proxy as soon as possible. In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, we have elected to furnish our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (our “Annual Report”) to stockholders on the Internet. Accordingly, we are mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders that did not request to receive paper copies of our proxy materials and Annual Report. The Notice of Internet Availability contains instructions on how stockholders can access those documents over the Internet and vote their shares. All stockholders who do not receive a Notice of Internet Availability will receive a printed copy of the proxy materials by mail.

CARETRUST REIT, INC.
BY ORDER OF THE BOARD OF DIRECTORS
GREGORY K. STAPLEY CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

San Clemente, California

Dated: April 14, 2016

CARETRUST REIT, INC.

905 Calle Amanecer, Suite 300

San Clemente, California 92673

Proxy Statement

For the Annual Meeting of Stockholders

to be Held on May 25, 2016

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of CareTrust REIT, Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held at the Company’s offices located at 905 Calle Amanecer, Suite 300, San Clemente, California 92673, at 9:00 a.m. PDT, on Wednesday, May 25, 2016 (the “Annual Meeting”). On or about April 14, 2016, proxy materials for the Annual Meeting, including this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (“Annual Report”), are being made available to stockholders entitled to vote at the Annual Meeting.

When used in this Proxy Statement, the terms “we,” “us,” “our,” or the “Company” refer to CareTrust REIT, Inc. and its subsidiaries unless the context requires otherwise.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and our Annual Report are available on the Internet at www.proxyvote.com. These materials are also available on the “Investor” section of our website at www.caretrustreit.com. The other information on our website does not constitute part of this Proxy Statement.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Items of Business to be Voted on at the Annual Meeting

At the Annual Meeting, the stockholders of the Company will be asked to vote on two proposals:

•	the election of Mr. Jon D. Kline and Mr. David G. Lindahl to the Board of Directors as Class II directors, to serve until the Company’s 2019 annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1); and

•	the ratification of the selection of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

We will also consider other business that properly comes before the Annual Meeting.

The Board of Directors recommends you vote FOR ALL with respect to the election to the Board of each of Mr. Kline and Mr. Lindahl as Class II directors and FOR the ratification of the selection of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Available Voting Methods

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, you should vote your shares by using one of the methods described below to ensure your shares will be counted.

Stockholder of record. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered the “stockholder of record” with respect to those shares and the proxy materials were made available directly to you by the Company. As a stockholder of record, you may vote your shares in person at the Annual Meeting, or by submitting a proxy over the Internet by following the instructions provided in the Notice of Internet Availability. If you received a printed copy of the proxy materials, you can also submit a proxy by mail or telephone pursuant to the instructions provided in the proxy card enclosed with the proxy materials.

Beneficial stockholder. Most of our stockholders hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If your shares are held in street name, you are considered the “beneficial stockholder” of such shares and the proxy materials were made available to you by the organization holding your shares. As a beneficial stockholder, you may submit your voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability, or, if you received a printed copy of the proxy materials, you can also submit voting instructions by telephone or mail by following the instructions provided in the voting instruction form sent by your broker, bank or other nominee. If you are a beneficial stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

If you receive more than one Notice of Internet Availability or set of proxy materials, it probably means your shares are registered differently (for instance, under different names) or are held in more than one account. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting instruction form you receive.

Record Date and Quorum Requirements

Our Board of Directors has fixed April 1, 2016 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 57,921,549 shares of our common stock, par value $0.01 per share (“Common Stock”), were issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote, and all shares of Common Stock will vote as a single class with respect to all matters submitted to a vote of the stockholders at the Annual Meeting.

In order to constitute a quorum for the conduct of business at the Annual Meeting, a majority of the votes entitled to be cast at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting. Withheld votes, abstentions and “broker non-votes” will be counted as present and entitled to vote for purposes of determining the existence of a quorum.

Deadline for Voting Your Shares

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern Time on May 24, 2016 in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record and you received a copy of the proxy materials by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by the Company before the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares in street name, please provide your voting instructions by the deadline specified by the broker, bank or other nominee that holds your shares.

Changing Your Vote or Revoking a Previously Submitted Proxy

If you are a stockholder of record, you have the power to change or revoke a previously submitted proxy at any time before it is exercised by: delivering to the Secretary of the Company, before the voting at the Annual Meeting, an instrument revoking such proxy; properly submitting a proxy on a later date via Internet or by telephone or mail; or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy. For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the broker, bank or other nominee holding your shares by the deadline for voting specified in the voting instructions provided by your broker, bank or other nominee. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the broker, bank or other nominee giving you the right to vote the shares at the Annual Meeting, any previous voting instructions will be revoked, and you may vote by attending the Annual Meeting and voting in person.

How Votes Are Counted at the Annual Meeting

For purposes of Proposal 1 (election of directors), you may vote FOR ALL of the director nominees or FOR ALL EXCEPT one or more of the director nominees or you may WITHHOLD your vote from all of the director nominees. For Proposal 2 (ratification of the selection of E&Y as our independent registered public accounting firm), you may vote FOR, AGAINST or ABSTAIN. For Proposal 1, shares voted “WITHHOLD” will not be counted in determining the outcome of a director nominee’s election. For Proposal 2, shares voted “ABSTAIN” will not be counted as a vote cast on the proposal and therefore will not be counted in determining the outcome of the proposal. Subject to revocation, the proxy holders will vote all shares represented by a properly submitted proxy received in time for the Annual Meeting in accordance with the instructions on the proxy.

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the stockholder. Proposal 2 (ratification of the selection of E&Y as our independent registered public accounting firm) is considered a routine matter, while Proposal 1 (election of directors) is considered a non-routine matter. Accordingly, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote your shares on Proposal 2, but will not be permitted to vote your shares on Proposal 1 at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present and entitled to vote for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal 2 in the manner directed by your broker, but your shares will constitute “broker non-votes” on Proposal 1 and will not be counted in determining the outcome of the election of the director nominees named in Proposal 1.

If you properly submit a proxy or voting instructions but do not indicate your specific voting instructions on one or more of the items listed above in the Notice of Annual Meeting, your shares will be voted as recommended by the Board of Directors on those items.

Required Vote

Election of Directors (Proposal 1): Our Amended and Restated Bylaws (“Bylaws”) provide for a plurality voting standard for the election of directors. Under this voting standard, the two director nominees receiving the highest number of affirmative votes of the votes cast at the Annual Meeting will be elected as Class II directors to serve until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Other Items (Proposal 2): Pursuant to our Bylaws, approval of each of the other items to be submitted for a vote of the stockholders at the Annual Meeting requires the affirmative vote of a majority of all of the votes cast on the proposal at the Annual Meeting.

Notwithstanding this vote standard required by our Bylaws, Proposal 2 (ratification of the selection of E&Y as our independent registered public accounting firm) is advisory only and is not binding on us. Our Board of Directors will consider the outcome of the vote on this item in considering what action, if any, should be taken in response to the vote by stockholders.

Solicitation of Proxies

The expenses of preparing, assembling, printing and mailing the Notice of Internet Availability, this Proxy Statement and the materials used in the solicitation of proxies will be borne by the Company. Proxies will be solicited through the Internet and the mail and may be solicited by our officers, directors and employees in person or by telephone or email. Our officers, directors and employees will not receive additional compensation for any such solicitation efforts. We do not anticipate paying any compensation to any other party for the solicitation of proxies but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. We may retain the services of a proxy solicitation firm if, in the Board’s view, it is deemed necessary or advisable. Although we do not currently expect to retain such a firm, we estimate that the fees of any such firm retained by us could be up to $50,000 plus out-of-pocket expenses, all of which would be paid by us.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board of Directors is currently comprised of five directors. Our charter, as amended and restated (“Charter”), provides for a classified Board of Directors consisting of three classes of directors, each as nearly equal in number as possible as determined by our Board of Directors, with each class of directors serving staggered three-year terms. As a result, a portion of our Board of Directors will be elected each year. Messrs. Kline and Lindahl have been designated Class II directors and their current term expires at the Annual Meeting. Messrs. Stapley and Sabin have been designated Class III directors and their current term expires at our 2017 annual meeting of stockholders. Mr. Barbieri has been designated a Class I director and his current term expires at our 2018 annual meeting of stockholders.

On the recommendation of the nominating and corporate governance committee of our Board of Directors, our Board of Directors selected Mr. Jon D. Kline and Mr. David G. Lindahl as its nominees for election to our Board at the Annual Meeting as Class II directors to serve for a term of three years until the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified or until his earlier resignation or removal.

Mr. Kline and Mr. Lindahl have each consented to being named in the Proxy Statement and to serve as a director if elected. We have no reason to believe that either Mr. Kline or Mr. Lindahl will be unable or unwilling for good cause to serve if elected. In the event Mr. Kline or Mr. Lindahl is unable for any reason or unwilling for good cause to serve at the time of the Annual Meeting, the persons named in the enclosed proxy may exercise discretionary authority to vote for a substitute nominee selected by our Board of Directors or our Board of Directors may reduce the number of directors on the Board.

Directors and Director Nominees

Set forth below is biographical information about Mr. Kline and Mr. Lindahl, as well as our continuing directors. Such information is current as of April 14, 2016. The information presented below for each director includes the specific experience, qualifications, attributes and skills that led us to the conclusion that such director should be nominated to serve on our Board of Directors in light of our business.

Name	Position with the Company	Age	Director Since
Allen C. Barbieri	Director	57	2015
Jon D. Kline	Director	49	2014
David G. Lindahl	Director	56	2014
Gary B. Sabin	Director	62	2014
Gregory K. Stapley	Chairman, President and Chief Executive Officer	56	2013

Nominees for Election to the Board of Directors (Class II Directors)

Jon D. Kline has served as a member of our Board of Directors since his appointment to the Board in 2014. Mr. Kline is the Founder and Chief Executive Officer of Clearview Hotel Capital, LLC, a privately-held hotel investment and advisory company focused on acquiring and asset-managing hotels in urban and unique locations. Mr. Kline founded Clearview Hotel Capital in 2007. He previously served as President and Chief Financial Officer of Sunstone Hotel Investors, Inc. (NYSE: SHO). Prior to Sunstone, Mr. Kline oversaw the U.S. hospitality and leisure investment banking practice at Merrill Lynch & Co., with responsibility for lodging, gaming, restaurants and other leisure industries. Prior to Merrill Lynch, Mr. Kline was a real estate investment banker at Smith Barney, focused on lodging and other real estate asset classes. Prior to Smith Barney, Mr. Kline was an attorney with Sullivan & Cromwell LLP. Mr. Kline holds a B.A. in Economics from Emory University and a J.D. from New York University School of Law. Mr. Kline’s executive leadership experience in a publicly-

traded REIT, his professional and educational background, his network of relationships with real estate professionals and his extensive background and experience in public markets and in real estate and finance transactions qualify him to serve on the Board.

David G. Lindahl has served as a member of our Board of Directors since his appointment to the Board in 2014. Mr. Lindahl is a partner and Managing Director of HPSI, Inc. (“HPSI”), a nationwide Group Purchasing Organization with operations serving over 10,000 hospitals, post-acute care providers, educational, hospitality and institutional clients, which collectively purchase over $1 billion of goods and services through HPSI each year. He has been affiliated with HPSI in various capacities since 1981. During a portion of that time, he also served as President of HPSI affiliate The Home Place, an operating pediatric sub-acute facility. Mr. Lindahl’s executive leadership experience in the healthcare industry, his entrepreneurship and creativity, and his network of relationships with healthcare operators and their trade associations across the United States, particularly the many smaller hospital systems and post-acute providers which constitute much of our target client base, qualify him to serve on the Board.

Class III Directors

Gregory K. Stapley has served as a member of our Board of Directors since the formation of CareTrust in 2013. Mr. Stapley is our Chairman, President and Chief Executive Officer. He has served as President and Chief Executive Officer since our inception in 2013 and was elected Chairman following the Spin-Off (as defined below). Prior to joining CareTrust, he served as Executive Vice President and Secretary of The Ensign Group, Inc. (“Ensign”), the company from which CareTrust was spun off in 2014, where he was instrumental in assembling the real estate portfolio that was transferred to CareTrust in the Spin-Off. A co-founder of Ensign, he also served as Ensign’s Vice President, General Counsel and Assistant Secretary beginning shortly after Ensign’s founding in 1999. Mr. Stapley previously served as General Counsel for the Sedgwick Companies, an Orange County-based manufacturer, wholesaler and retailer with 192 retail outlets across the United States. Prior to that, Mr. Stapley was a member of the Phoenix law firm of Jennings, Strouss & Salmon PLC, where his practice emphasized real estate and business transactions and government relations. Having served as Executive Vice President of Ensign since 2009 and as Vice President and General Counsel of Ensign from 1999 to 2009, Mr. Stapley brings to the Board extensive management experience, critical knowledge of our properties, substantial industry contacts and knowledge and understanding of the healthcare business in general.

Gary B. Sabin has served as a member of our Board of Directors since his appointment to the Board in 2014. Mr. Sabin is Chairman and Chief Executive Officer of Excel Realty Holdings, LLC, a real estate investment company focused on the acquisition, development and management of commercial properties in the U.S. and Asia, and has served in this position since 2003. His involvement in the real estate industry started with the founding of his real estate company in 1977. Since then, he has been actively involved in billions of dollars of real estate projects worldwide having operated give public real estate companies. Mr. Sabin is the former Chairman and Chief Executive Officer of Excel Trust, Inc. (NYSE: EXL), Chief Executive Officer of Price Legacy Corporation, Chairman and Chief Executive Officer of Excel Legacy Corporation, President of New Plan Excel Realty Trust and Chairman and Chief Executive Officer of Excel Realty Trust. He has been active for over 30 years in diverse aspects of the real estate industry, including the evaluation and negotiation of real estate acquisitions, management, financing, development and dispositions. Mr. Sabin also currently serves as director of Extra Space Storage Inc. (NYSE: EXR) and Chairman of The Sabin Children’s Foundation and Vice Chairman of the Cystic Fibrosis Foundation. Mr. Sabin received a Master’s Degree in Management from Stanford University as a Sloan Fellow, and a Bachelor of Science in Finance from Brigham Young University. Mr. Sabin’s executive leadership experience in public real estate investment trusts and other real estate companies, his entrepreneurship and creativity, his network of relationships with real estate professionals across the United States and his experience in finance qualify to him to serve on the Board.

Class I Director

Allen C. Barbieri has served as a member of our Board of Directors since his appointment to the Board in June 2015. Mr. Barbieri currently serves as the Chairman and Chief Executive Officer of Biosynthetic Technologies, LLC, and has served in this role since December 2009. Prior to this, Mr. Barbieri served on the Board of Directors and as Chief Executive Officer of Lancer Orthodontics, Inc. from April 2004 to June 2008. From 1999 to April 2004, Mr. Barbieri was semi-retired while serving as a director on several boards of directors of private companies. Mr. Barbieri has been a director of Biomerica, Inc. since 1999. From 1998 to 1999, Mr. Barbieri served as President and Chief Financial Officer of BUY.COM, a large internet retailer financed with over $200 million in venture capital. From 1994 to 1998, Mr. Barbieri served as the President and Chief Executive Officer of Pacific National Bank, a commercial bank that was sold to US Bank in 1998. While at Pacific National Bank, Mr. Barbieri served as the Chief Executive Officer of Alta Residential Mortgage Trust, a mortgage REIT, whose largest stockholder and cofounder was Lehman Brothers. Prior to that, Mr. Barbieri served as President of Capital Bancorp, a commercial bank holding company, Chief Financial Officer of First Federal Bank, and as an Investment Banking Associate of Merrill Lynch Capital Markets in New York. Mr. Barbieri holds a Bachelor’s Degree in Business Management from Brigham Young University and an MBA from the Massachusetts Institute of Technology, Sloan School of Management. Mr. Barbieri’s leadership experience, his extensive management experience, financial markets experience, general financial knowledge and his executive leadership experience in a REIT qualify him to serve on our Board of Directors.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR ALL of the director nominees listed above. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR ALL the director nominees.

CORPORATE GOVERNANCE

Director Independence

Our Board of Directors has affirmatively determined that none of David G. Lindahl, Gary B. Sabin, Jon D. Kline or Allen C. Barbieri has a relationship that, in the opinion of the Board of Directors, would interfere with the director’s exercise of independent judgment in carrying out his responsibilities as a director and that each such director is an independent director under the applicable rules of The NASDAQ Stock Market LLC (“NASDAQ”). In this Proxy Statement, the aforementioned directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.” Mr. Stapley does not qualify as an independent director because he is employed as our President and Chief Executive Officer. In addition, our Board of Directors previously determined that Mr. Christopher R. Christensen was not an independent director during his service on our Board of Directors until April 15, 2015 as result of his position as President and Chief Executive Officer of Ensign.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes it is in the best interests of the Company to make that determination based upon the position and direction of the Company and the membership of the Board. The Board has determined that having the Company’s current Chief Executive Officer serve as Chairman makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, as well as fostering greater communication between the Company’s management and the Board.

To promote the independence of the Board and appropriate oversight of management and to facilitate free and open communication among the Independent Directors, the Board has appointed Mr. Sabin as our lead independent director. The lead independent director’s duties and responsibilities include, but are not limited to, the following: preside at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors; have authority to call meetings of the independent directors; and, where necessary, be available for consultation and direct communications with our stockholders.

Board Role in Risk Oversight

Our Board of Directors is responsible for overseeing the Company’s management of risk. The Board strives to effectively oversee the Company’s enterprise-wide risk management in a way that balances managing risks while enhancing the long-term value of the Company for the benefit of the stockholders. The Board of Directors understands that its focus on effective risk oversight is critical to setting the Company’s tone and culture towards effective risk management. To administer its oversight function, the Board seeks to understand the Company’s risk philosophy by having discussions with management to establish a mutual understanding of the Company’s overall appetite for risk. Our Board of Directors maintains an active dialogue with management about existing risk management processes and how management identifies, assesses and manages the Company’s most significant risk exposures. Our Board expects frequent updates from management about the Company’s most significant risks so as to enable it to evaluate whether management is responding appropriately.

Our Board relies on each of its committees to help oversee the risk management responsibilities relating to the functions performed by such committees. Our audit committee periodically discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our compensation committee helps the Board to identify the Company’s exposure to any risks potentially created by our compensation programs and practices. Our nominating and corporate governance committee oversees risks relating to the Company’s corporate compliance programs and assists the Board and management in promoting an organizational culture that encourages commitment to ethical conduct and a commitment to compliance with the law. Each of these committees is required to make regular reports of its actions and any recommendations to the Board, including recommendations to assist the Board with its overall risk oversight function.

Our Board of Directors believes that the processes it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and therefore do not have a material effect on our leadership structure described under “—Board Leadership Structure” above.

Meetings and Attendance

During the year ended December 31, 2015, our Board of Directors met seven times. Each member of the Board attended at least 75 percent of the aggregate of all meetings of our Board and meetings of any of our Board committees on which he served during the period that he served in fiscal 2015. In addition, the Independent Directors meet in executive sessions at which only Independent Directors are present in conjunction with each regularly scheduled meeting of the Board of Directors.

Although we do not have a formal policy regarding attendance by members of our Board of Directors at our annual meeting of stockholders, we encourage our directors to attend. All incumbent directors attended the 2015 annual meeting of stockholders.

Committees of the Board of Directors

Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee. Each such committee has a written charter, a copy of which is posted on our web site at www.caretrustreit.com under the Investors—Corporate Governance section. The Board of Directors and each of its committees may meet, at times, without management present.

Compensation Committee. Our compensation committee currently consists of Messrs. Barbieri, Kline and Lindahl. Mr. Lindahl serves as chairman of the compensation committee. All members of the compensation committee meet the independence requirements set forth by the NASDAQ listing standards. Each member of the compensation committee is a “non-employee director” (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended). Our compensation committee held three meetings in 2015. The primary functions of this committee include, among other things, to:

•	review executive compensation plans in light of the Company’s goals and objectives with respect to such plans, and adopt new, or amend existing, executive compensation plans as appropriate;

•	evaluate the performance of our Chief Executive Officer and other executive officers;

•	review and approve the compensation of our executive officers, including salary and bonus awards;

•	review and make recommendations to the Board regarding compensation to directors for service on the Board and its committees;

•	establish overall employee compensation policies and recommend to our Board of Directors major compensation programs;

•	administer our various employee benefit and equity incentive programs;

•	to the extent required pursuant to SEC rules, review and discuss with management our compensation discussion and analysis (the “CD&A”) and recommend to the Board that the CD&A be included in the annual proxy statement or annual report, as applicable; and

•	prepare an annual report on executive compensation for inclusion in our proxy statement.

The compensation committee may delegate any or all of its responsibilities to a subcommittee consisting of at least two members to the extent consistent with the Company’s Charter and Bylaws, applicable law and the rules and regulations of NASDAQ. The compensation committee has no current intention to delegate any of its other responsibilities to a subcommittee. The compensation committee may confer with the Board in determining the compensation for the Chief Executive Officer. In determining compensation for executive officers other than the Chief Executive Officer, the compensation committee considers, among other things, the recommendations of the Chief Executive Officer.

Pursuant to its charter, the compensation committee is authorized to retain or obtain the advice of compensation consultants, outside counsel, experts or other advisors to advise the compensation committee with respect to amounts or forms of executive and director compensation or in carrying out its other responsibilities. In fiscal 2015, the compensation committee retained Christensen Advisors as its compensation consultant to evaluate the existing executive and non-employee director compensation programs and make recommendations for how to structure our compensation plans to provide a competitive compensation opportunity that will align the interests of employees, the Company and our stockholders. The compensation committee is directly responsible for the appointment, compensation and oversight of Christensen Advisor’s work, and does not believe Christensen Advisor’s work has raised any conflict of interest.

Audit Committee. Our audit committee currently consists of Messrs. Barbieri, Kline and Sabin. Mr. Kline serves as chairman of the audit committee. All members of the audit committee meet the independence requirements set forth by the SEC and the NASDAQ listing standards. Our audit committee held four meetings in 2015. Each member of our audit committee is financially literate in accordance with the NASDAQ listing standards. Our Board of Directors has determined that each of Messrs. Kline and Sabin qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations established by the SEC. This designation is a disclosure requirement of the SEC related to the experience and understanding of each of Messrs. Kline and Sabin with respect to certain accounting and auditing matters. The designation does not impose on Messrs. Kline or Sabin any duties, obligations or liability that are greater than those generally imposed as a member of our audit committee and our Board of Directors, and such designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or Board of Directors. The primary functions of this committee include, among other things, to:

•	be responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm;

•	review and approve in advance all permitted non-audit engagements and relationships between us and our independent registered public accounting firm;

•	evaluate our independent registered public accounting firm’s qualifications, independence and performance;

•	review and discuss with our independent registered public accounting firm their audit plan, including the timing and scope of audit activities;

•	review our consolidated and combined financial statements;

•	review our critical accounting policies and practices;
•	review the adequacy and effectiveness of our accounting and internal control policies and procedures;

•	review with our management all significant deficiencies and material weaknesses in the design and operation of our internal controls;

•	review with our management any fraud that involves management or other employees who have a significant role in our internal controls over financial reporting;

•	establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	review on an ongoing basis and approve or disapprove related party transactions;

•	prepare the audit committee report required by the rules of the SEC to be included in our annual proxy statement; and

•	discuss with our management and our independent registered public accounting firm the results of our annual audit and the review of our quarterly consolidated and combined financial statements.

Representatives of our independent registered public accounting firm and our internal financial personnel regularly meet privately with and have unrestricted access to the audit committee.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee currently consists of Messrs. Barbieri, Kline, Lindahl and Sabin. Mr. Sabin serves as the chairman of the nominating and corporate governance committee. Our nominating and corporate governance committee held two meetings in 2015. The primary responsibilities of the nominating and corporate governance committee are to, among other things:

•	assist in identifying, recruiting and, if appropriate, interviewing candidates qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors and the nominating and corporate governance committee;

•	recommend to our Board of Directors individuals qualified to serve as directors and on committees of our Board of Directors;

•	advise our Board of Directors with respect to board composition, procedures and committees;

•	recommend to our Board of Directors certain corporate governance matters and practices; and

•	conduct an annual self-evaluation of our Board of Directors.

The Company’s Director Nomination Process

As indicated above, our nominating and corporate governance committee oversees the director nomination process. This committee is responsible for assisting the Board of Directors in establishing minimum qualifications for director nominees, including the qualities and skills that members of our Board of Directors are expected to possess. Under our nominating and corporate governance committee charter, which is available at our website at www.caretrustreit.com, these criteria include the candidate’s knowledge, experience, skills, expertise and diversity. Our nominating and corporate governance committee identifies and evaluates individuals qualified to become members of our Board of Directors. Our nominating and corporate governance committee then recommends that our Board of Directors select the director nominees for the election at the next annual meeting of stockholders, or to fill vacancies on our Board of Directors occurring between annual meetings of our stockholders.

Although we do not have a formal diversity policy, we believe it is important to have an appropriate mix of diversity for the optimal functionality of the Board of Directors. Our nominating and corporate governance committee charter requires that the governance committee consider each candidate’s qualities skills and our nominating and corporate governance committee considers each candidate’s background, diversity, ability, judgment, skills and experience in the context of the needs and current make-up of the Board of Directors when evaluating director nominees. The Board of Directors believes it is important for each member of the Board of Directors to possess skills and knowledge in the areas of leadership of large, complex organizations, finance, strategic planning, legal, government relations and relevant industries, especially the healthcare and real estate industries. These considerations help the Board of Directors as a whole to have the appropriate mix of skills and experiences for the optimal functioning of the Board of Directors in its oversight of our Company. As part of its periodic self-assessment process, the nominating and corporate governance committee annually reviews and evaluates its performance, including overall composition of the Board of Directors and the criteria that it uses for selecting nominees in light of the specific skills and characteristics necessary for the optimal functioning of the Board of Directors in its oversight of our Company.

The nominating and corporate governance committee will consider candidates for election or appointment to the Board recommended by stockholders. If a stockholder wishes to recommend a director candidate, he or she should submit such recommendation in writing to the Chair, Nominating and Corporate Governance Committee,

care of the Secretary of the Company, together with information about the stockholder and the candidate otherwise required for director nominations by a stockholder pursuant to Section 11 of Article II of our Bylaws, a copy of which will be made available upon request. The nominating and corporate governance committee may request additional information concerning the director candidate as it deems reasonably required to determine the eligibility and qualification of the director candidate to serve as a member of the Board of Directors. Stockholders recommending candidates for consideration by our Board of Directors in connection with the next annual meeting of stockholders should submit their written recommendation no later than January 1 of the year of that meeting. All recommendations will be brought to the attention of the nominating and corporate governance committee, and the nominating and corporate governance committee shall evaluate such director nominees in accordance with the same criteria applicable to the evaluation of all director nominees.

Stockholders who wish to nominate a person for election as a director in connection with an annual meeting of stockholders (as opposed to making a recommendation to the nominating and corporate governance committee as described above) must deliver written notice to our Secretary in the manner described in Section 11 of Article II of our Bylaws and within the time periods set forth at the end of this Proxy Statement under the section “Stockholder Proposals and Director Nominations for 2017 Annual Meeting of Stockholders.”

Communications with Directors

Stockholders who would like to send communications to our Board may do so by submitting such communications to our Secretary at CareTrust REIT, Inc., 905 Calle Amanecer, Suite 300, San Clemente, California 92673. Stockholders may also communicate with our Board of Directors as a group using the form available on our website at www.caretrustreit.com under “Contact the Board” in the Investors—Corporate Governance section. We suggest, but do not require, that such submissions include the name and contact information of the stockholder making the submission and a description of the matter that is the subject of the communication. Communications are distributed to the Board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our Board of Directors requests that certain items which are unrelated to the duties and responsibilities of the Board be excluded. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all employees, including employees of our subsidiaries, as well as each member of our Board of Directors. The code of business conduct and ethics is available at our website at www.caretrustreit.com under the Investors—Corporate Governance section. We intend to satisfy any disclosure under applicable rules of the SEC or NASDAQ regarding an amendment to, or waiver from, a provision of this code of business conduct and ethics by posting such information on our website, at the address specified above.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking the stockholders to ratify our audit committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016. We are not required to submit the appointment of E&Y as our independent registered public accounting firm for stockholder approval. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the audit committee will consider whether or not to retain E&Y. Even if the appointment is ratified, the audit committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

A representative of E&Y will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Changes in Independent Registered Public Accounting Firm

E&Y was our independent registered public accounting firm for fiscal year 2015 and we first engaged E&Y as our independent registered public accounting firm on June 20, 2014.

Deloitte & Touche LLP (“Deloitte”) was the independent registered public accounting firm of Ensign Properties, our predecessor. “Ensign Properties” refers to the carve-out business of (i) the entities that own the skilled nursing, assisted living and independent living facilities that the Company owns following its Spin-Off (as defined below) from Ensign and (ii) the operations of the three independent living facilities that the Company operates following the Spin-Off. On June 20, 2014, our audit committee approved the dismissal of Deloitte as our independent registered public accounting firm. Deloitte’s engagement as our independent registered public accounting firm with respect to the audit of our combined financial statements as of and for the year ended December 31, 2013 ended effective immediately upon the Company’s filing of its Form 8-K with the SEC on June 26, 2014.

The reports of Deloitte on the financial statements of the Company and Ensign Properties as of and for the fiscal years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2013 and 2012, and during the subsequent interim period from January 1, 2014 through June 20, 2014, the date of Deloitte’s dismissal, (1) there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports on the financial statements of the Company or Ensign Properties for such periods and (2) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2013 and 2012, and during the subsequent interim period from January 1, 2014 through June 20, 2014, neither we nor anyone on our behalf consulted with E&Y regarding either (1) the application of accounting principles to a specified transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company or Ensign Properties, and no written report or oral advice was provided to us that E&Y concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue or (2) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

In accordance with Item 304(a)(3) of Regulation S-K, we previously provided Deloitte with a copy of the above disclosures and requested that Deloitte furnish us with a letter addressed to the SEC stating whether or not it agreed with the statements made above. A copy of such letter is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on June 26, 2014.

Principal Accountant Fees and Services

The following table presents fees for professional services rendered by E&Y and Deloitte for the years ended December 31, 2015 and December 31, 2014, respectively:

	E&Y 2015	E&Y 2014	Deloitte 2014
Audit Fees(1)	$551,535	$339,902	$469,776
Audit Related Fees(2)	—	—	469,882
Tax Fees	123,377	—	—
All Other Fees(3)	1,995	1,995	—

Total	$676,907	$341,897	$939,658

(1)	Audit Fees consist principally of fees for the audit of our financial statements and review of our financial statements included in our Quarterly Reports on Form 10-Q, fees incurred in connection with the preparation of, and securities offerings pursuant to, registration statements filed with the SEC and accounting consultations. Audit fees for services rendered by Deloitte were incurred prior to the completion of the Spin-Off and were paid by Ensign.
(2)	Audit Related Fees consist of fees for services rendered by Deloitte in connection with the preparation of our Form 10 registration statement, which were incurred prior to the completion of the Spin-Off and paid by Ensign.
(3)	This amount represents subscription fees paid to E&Y for use of an accounting research tool during the year ended December 31, 2014.

Pre-Approval Policies

The audit committee has adopted a policy that requires the audit committee to pre-approve all audit and permitted non-audit services provided by our independent registered public accounting firm. The audit committee has delegated to the chairperson of the audit committee the authority to pre-approve any audit and permitted non-audit services necessary between regularly scheduled meetings of the audit committee and the chairperson must then report any such approval decisions to the full audit committee at its next scheduled meeting. Our audit committee pre-approved all audit, audit-related, tax and other services performed by our independent registered public accounting firm in fiscal 2015 and in fiscal 2014 following the Spin-Off.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of the selection of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR ratification of the selection of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

AUDIT COMMITTEE REPORT

Our audit committee has reviewed and discussed with our management our audited consolidated and combined financial statements and the establishment and maintenance of internal control over financial reporting and has discussed with E&Y, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees.

Our audit committee has received and reviewed the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y’s communications with the audit committee concerning independence. Our audit committee has also considered whether the provision of non-audit services provided to us by E&Y is compatible with maintaining E&Y’s independence and has discussed with E&Y its independence.

Based on the review and discussions referred to above, our audit committee recommended to our Board of Directors that the audited financial statements for the Company’s year ended December 31, 2015 be included in our Annual Report for the year ended December 31, 2015, which was filed with the SEC on February 11, 2016. The audit committee also appointed E&Y to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016 and is seeking ratification of such selection by the stockholders.

Submitted by:

Jon D. Kline (Chair)

Allen C. Barbieri

Gary B. Sabin

Members of the Audit Committee

The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by us (including any future filings) under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

EXECUTIVE OFFICERS

The following table presents information regarding our current executive officers. The information is current as of April 14, 2016:

Name	Age	Position
Gregory K. Stapley	56	Chairman, President and Chief Executive Officer
William M. Wagner	50	Chief Financial Officer, Treasurer and Secretary
David M. Sedgwick	40	Vice President of Operations

Information on the business background of Gregory K. Stapley is set forth above under “Proposal 1 — Directors and Director Nominees.”

William M. Wagner has served as our Chief Financial Officer, Treasurer and Secretary since December 2013 and also serves as our principal accounting officer. Mr. Wagner served as Chief Financial Officer of First Team Real Estate, a private real estate brokerage company, from 2012 to 2013. From 2008 to 2012, Mr. Wagner served as Senior Vice President and Chief Accounting Officer of Nationwide Health Properties, Inc., a healthcare REIT. From 2004 to 2008, Mr. Wagner served as Senior Vice President and Chief Accounting Officer of Sunstone Hotel Investors, Inc., a lodging REIT. From 2001 to 2004, Mr. Wagner served as Vice President, Financial Reporting of The TriZetto Group, Inc. From 1999 to 2001, Mr. Wagner worked for two internet start-up ventures. From 1997 to 1999, Mr. Wagner served as Director, Financial Reporting of Irvine Apartment Communities, Inc., a multifamily REIT. From 1990 to 1997, Mr. Wagner worked for EY Kenneth Leventhal Real Estate Group and served real estate clients including several REITs. Mr. Wagner received a B.A. degree in Business Administration from the University of Washington and is a Certified Public Accountant (inactive) in the State of California.

David M. Sedgwick. Mr. Sedgwick has served as our Vice President of Operations since May 2014. He is a licensed nursing home administrator and, prior to joining CareTrust, served in several key leadership roles at Ensign since 2001. During 2013, he operated Ensign’s newly-built Medicare-only skilled nursing facility (“SNF”) in Denver, Colorado, and simultaneously supported all of Ensign’s skilled nursing operations in Colorado. During 2012, he served as President of Ensign’s Maryland-based urgent care franchise venture, Doctors Express. From 2007 to 2012, Mr. Sedgwick served as Ensign’s Chief Human Capital Officer, with responsibility for recruiting and training more than 100 licensed nursing home administrators and directing Ensign University, which included Ensign’s administrator training program. From 2002 to 2007, he operated three Ensign SNFs in two states. Mr. Sedgwick holds a B.S. in Accounting from Brigham Young University and an M.B.A. from the University of Southern California. Mr. Sedgwick is Mr. Stapley’s brother-in-law.

EXECUTIVE COMPENSATION

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act enacted in April 2012. As an emerging growth company, we are providing compensation information pursuant to the reduced disclosure obligations applicable to emerging growth companies, and are relying on exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Named Executive Officers

Our “named executive officers” for our 2015 fiscal year, who consist of our principal executive officer and the two other most highly compensated executive officers, are:

•	Gregory K. Stapley, Chief Executive Officer;

•	William M. Wagner, Chief Financial Officer; and

•	David M. Sedgwick, Vice President, Operations.

Introduction

Prior to June 1, 2014, the Company was a wholly-owned subsidiary of Ensign. On June 1, 2014, Ensign completed the separation of its healthcare business and its real estate business into two separate and independent publicly traded companies through the distribution of all of the outstanding shares of Common Stock of CareTrust to Ensign stockholders on a pro rata basis (the “Spin-Off”). Effective with the Spin-Off, our named executive officers that held management positions at Ensign or its subsidiaries resigned from such positions and have since been solely employed by the Company. After the Spin-Off, the Company began trading on the NASDAQ Global Select Market under the symbol “CTRE” as an independent public company. Prior to the Spin-Off, the cash compensation of our named executive officers was determined by Ensign’s executive management or its board of directors and the equity compensation of our named executive officers was determined by Ensign’s compensation committee at the recommendation of Ensign’s executive management.

2015 Summary Compensation Table

The following table sets forth certain information with respect to compensation for the year ended December 31, 2015, or such shorter period as indicated in the footnotes below, earned by, awarded to or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Gregory K. Stapley Chief Executive Officer	2015	385,742	139,438	1,302,158	871,092	7,950	2,706,380
	2014(5)	219,261	—	700,412	533,541	750	1,453,964
William M. Wagner Chief Financial Officer	2015	251,431	59,870	566,034	378,525	7,950	1,263,810
	2014(5)	142,917	75,000	440,035	239,414	—	897,366
David M. Sedgwick Vice President, Operations	2015	183,399	55,332	545,745	307,500	7,950	1,099,926
	2014(5)	90,125	50,000	359,788	165,586	1,500	666,999

(1)	The amounts in this column for 2015 represent an additional cash bonus in recognition of performance exceeding all measures under the annual incentive plan for 2015. See “2015 Annual Incentive Awards” below. The amounts in this column for 2014 represent a special cash bonus in recognition of the successful completion of the Spin-Off.
(2)

The amounts in this column represent the aggregate fair value of each award on its grant date, computed in accordance with Accounting Standard Codification (“ASC”) Topic 718. We valued the restricted stock awards as of the grant date by multiplying the closing price of our Common Stock on that date by the number of restricted stock awarded.
(3)	The amounts in this column for 2015 represent the cash bonus paid under the annual incentive plan for 2015 based on the maximum performance level achieved under the plan. See “2015 Annual Incentive Awards” below.
(4)	The amounts in this column represent 401(k) plan company matching contributions.
(5)	Reflects compensation for the period after the Spin-Off (from June 1, 2014) through December 31, 2014 only.

Outstanding Equity Awards at 2015 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards of our named executive officers as of December 31, 2015 with respect to the named executive officers. As of December 31, 2015, the only outstanding equity awards to our named executive officers are restricted stock awards.

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Gregory K. Stapley	6/29/2015	102,050	1,117,448
	12/17/2014	45,816	501,685
William M. Wagner	6/29/2015	44,360	485,742
	12/17/2014	28,784	315,185
David M. Sedgwick	6/29/2015	42,770	468,332
	12/17/2014	19,368	212,080

(1)	The unvested portion of the restricted stock awards granted on December 17, 2014 are scheduled to vest in four substantially equal installments on May 31 in each of 2016, 2017, 2018 and 2019. The unvested portion of the restricted stock awards granted on June 29, 2015 are scheduled to vest in four substantially equal installments on June 30 in each of 2016, 2017, 2018 and 2019.
(2)	Market value of unvested restricted stock is based on the closing stock price as of December 31, 2015.

2015 Annual Incentive Awards

For the 2015 calendar year, we established a performance-based annual incentive plan covering each of our named executive officers. In order to reinforce the pay-for-performance nature of our executive compensation program, named executive officers receive base salaries that are targeted at levels meaningfully below the base salary levels for comparable executives at similar publicly-traded REITs that focus on healthcare-related properties and other REITs which are comparable in size to the Company. Instead of paying market levels of fixed base salary amounts, we provide each named executive officer with a meaningful performance-based annual incentive compensation opportunity.

Under our annual incentive plan design, the compensation committee selected the following primary criteria to evaluate executive incentive performance in 2015: (1) adjusted funds from operation (or “AFFO”) growth1, (2) capital deployment, (3) individual performance measures, and (4) for Mr. Sedgwick only, the performance of our independent living operations. The compensation committee chose different weightings for each of the named executive officers in order to take into account each executive’s role and create appropriate incentives for each executive.

[1]	Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income computed in accordance with generally accepted accounting principles, excluding gains or losses from real estate dispositions, real estate depreciation and amortization and impairment charges, and adjustments for unconsolidated partnerships and joint ventures. We compute FFO in accordance with NAREIT’s definition. AFFO adjusts FFO for certain revenue and expense items that we do not believe are indicative of our ongoing results, such as costs associated with the Spin-Off and acquisition costs.

The following table illustrates the weighting for each named executive officer at the threshold, target and high bonus levels. The total bonus earned by each named executive officer is determined by the sum of the achieved performance measure weighting multiplied by the respective named executive officer’s base salary.

	Bonus Level	Performance Measure				Total Bonus
Name		AFFO Growth	Capital Deployment	Individual Performance	Independent Living Operations Performance
Gregory K. Stapley	Threshold	40%	30%	5%	—	75%
	Target	80%	60%	10%	—	150%
	High	120%	90%	15%	—	225%
William M. Wagner	Threshold	30%	15%	5%	—	50%
	Target	60%	30%	10%	—	100%
	High	90%	45%	15%	—	150%
David M. Sedgwick	Threshold	20%	20%	5%	5%	50%
	Target	40%	40%	10%	10%	100%
	High	65%	55%	15%	15%	150%

We required year-over-year AFFO growth of 20.0% to earn the threshold bonus amount, year-over-year AFFO growth of 23.3% to earn the target bonus amount and year-over-year AFFO growth of 27.1% to earn the high bonus amount payable with respect to this performance measure. We required capital deployment of $100 million to earn the threshold bonus amount, capital deployment of $150 million to earn the target bonus amount and capital deployment of $200 million to earn the high bonus amount payable with respect to this performance measure. Performance for each of the other performance metrics was measured on a qualitative basis at the end of the year based on our performance results achieved during the year, and a performance ranking was determined. Based on performance achieved for 2015, each of our named executive officers received a bonus for 2015 based on the high bonus level achieved and is reflected in the amount reported under “Non-Equity Incentive Plan Compensation” in the 2015 Summary Compensation Table above. Additionally, as a result of the high bonus level being exceeded for each performance measure, the compensation committee awarded a discretionary bonus to each named executive officer, which is reflected in the “Bonus” column in the 2015 Summary Compensation Table above.

2015 Restricted Stock Awards

In June 2015, the compensation committee approved annual grants of restricted stock awards to our named executive officers. Each of these 2015 awards vests in substantially equal installments over a period of four years, with installments vesting on June 30 in each of 2016, 2017, 2018 and 2019. Each share of restricted stock entitles the executive to receive any cash or stock dividends in respect of the shares of Common Stock subject to the award and deliverable thereunder.

Employment Agreements

Our named executive officers do not have employment agreements.

Non-Competition and Non-Solicitation

Our named executive officers are not party to any agreements with non-competition, non-solicitation or other similar restrictive covenants.

401(k) Retirement Plan

We adopted a 401(k) retirement plan that was originally effective as of June 1, 2014. Full-time employees who have completed three months of service have the opportunity to participate in the 401(k) plan. Our 401(k)

plan is intended to qualify under Section 401 of the Code. Employees are able to elect to defer a portion of their eligible compensation not to exceed the statutorily prescribed annual limit in the form of elective deferral contributions to our 401(k) plan. Our 401(k) plan also has a “catch-up contribution” feature for employees eligible to defer amounts over the statutory limit that applies to all other employees. We provide a “safe harbor” nonelective contribution of 3% of each participant’s compensation per plan year at the end of each plan year. Participants are always vested in their personal contributions to the 401(k) plan, and company nonelective contributions are also vested once made.

Compensation Committee Interlocks and Insider Participation

During the past fiscal year, none of the members of our compensation committee were an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or compensation committee.

DIRECTOR COMPENSATION

Director Compensation Program

We provide cash and stock compensation to directors for their services as directors or members of committees of the Board of Directors. We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board of Directors.

Each member of our Board of Directors who is not our employee will receive the cash compensation for board services listed below, as applicable. Each member of our Board of Directors may elect to have his or her fees that would otherwise be paid in cash converted into an equity grant. For 2015, all directors elected to receive a restricted stock award (subject to a one-year vesting requirement) in lieu of the cash compensation listed below.

•	$30,000 per year for service as a board member;

•	$15,000 per year for service as lead independent director of the Board of Directors; and

•	$15,000 per year for service as chairperson of the audit committee, $10,000 per year for service as chairperson of the compensation committee, and $7,500 per year for service as chairman of the nominating and corporate governance committee.

In addition, pursuant to the Independent Director Compensation Policy, our non-employee directors are entitled to receive annual, non-discretionary grants, generally granted on or around the date of our annual meeting of stockholders, of approximately $50,000 in restricted stock awards, which vest in full on the date of the following year’s annual meeting of stockholders, subject to the non-employee director’s continued serve as a director through the vesting date. The number of shares of restricted stock subject to the 2015 award was determined by dividing $50,000 by the per-share closing price (in regular trading) of our Common Stock on the date of grant, rounded up to the nearest whole share.

2015 Director Compensation Table

The following table sets forth the compensation paid to our non-employee directors for the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Allen C. Barbieri	30,028(1)	50,019	80,047
Jon D. Kline	63,855(1)	50,019	113,874
David G. Lindahl	56,704(1)	50,019	106,723
Gary B. Sabin	74,456(1)	50,019	124,475

(1)	Messrs. Barbieri, Kline, Lindahl and Sabin each elected to receive all or a portion of their 2015 annual retainers in the form of restricted stock awards (subject to a one-year vesting requirement) in lieu of the cash compensation listed above. Accordingly, Mr. Barbieri received 2,370 restricted stock awards totaling $30,028 for his service on the Board through the Annual Meeting, Mr. Kline received 3,560 restricted stock awards totaling $45,105 for his service on the Board through the Annual Meeting, Mr. Lindahl received 3,160 restricted stock awards totaling $40,037 for his service on the Board through the Annual Meeting and Mr. Sabin received 4,150 restricted stock awards totaling $52,581 for his service on the Board through the Annual Meeting. Additionally, Mr. Kline received $18,750 in cash for his service on the Board up until the 2015 annual meeting of stockholders held on June 8, 2015 (the “2015 Annual Meeting”), Mr. Lindahl received $16,667 in cash for his service on the Board up until the 2015 Annual Meeting and Mr. Sabin received $21,875 in cash for his service on the Board up until the 2015 Annual Meeting.

(2)	The amounts in this column represent the aggregate fair value of each award on its grant date, computed in accordance with ASC Topic 718. We valued the stock awards as of the grant date by multiplying the closing price of our Common Stock on that date by the number of shares of stock awarded. As of December 31, 2015, each of our non-employee directors held the following number of unvested restricted stock awards (which includes the unvested restricted stock units that each non-employee director elected to receive in lieu of his 2015 cash compensation as disclosed above in footnote (1)):

Name	Number of Unvested Restricted Stock Awards
Allen C. Barbieri	6,290
Jon D. Kline	10,207
David G. Lindahl	9,807
Gary B. Sabin	10,797

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain one equity compensation plan: The CareTrust REIT, Inc. and CTR Partnership, L.P. Incentive Award Plan (the “Plan”). The Plan provides for the granting of stock-based compensation, including stock options, restricted stock, performance awards, restricted stock units and other incentive awards to officers, employees and directors in connection with their employment with or services provided to the Company.

The following table sets forth the number of shares of Common Stock subject to outstanding awards under the Plan and the number of shares remaining available for future award grants under the Plan as of December 31, 2015. The only outstanding equity awards under the Plan as of December 31, 2015 are restricted stock awards, which are not considered outstanding equity awards under the Plan for purposes of the table below.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	—	N/A	4,583,265
Equity compensation plans not approved by stockholders	N/A	N/A	N/A

Total	—	N/A	4,583,265

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us with respect to beneficial ownership of our Common Stock as of April 1, 2016 for (i) each director and director nominee, (ii) each person known by us to beneficially own greater than 5% of our Common Stock, (iii) our Named Executive Officers, and (iv) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Except as otherwise noted below, the percentage of shares beneficially owned is based on 57,921,549 shares of Common Stock outstanding as of April 1, 2016. Except as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class
Named Executive Officers And Directors:
Gregory K. Stapley(3)	707,659	1.2%
William M. Wagner	112,635	*
David M. Sedgwick	114,422	*
David G. Lindahl	11,170	*
Gary B. Sabin(4)	32,160	*
Jon D. Kline	36,570	*
Allen C. Barbieri	6,290	*
All Executive Officers and Directors as a Group (7 Persons)	1,020,906	*
Five Percent Stockholders:
Blackrock, Inc.(5)	5,545,949	11.5%
Wasatch Advisors, Inc.(6)	4,127,126	8.6%
The Vanguard Group(7)	6,667,341	13.84%

*	Denotes less than 1%.
(1)	The addresses of all of the officers and directors listed above are in the care of CareTrust REIT, Inc., 905 Calle Amanecer, Suite 300, San Clemente, California 92673.
(2)	Includes shares of restricted stock. Restricted stock may not be disposed of until vested and are subject to repurchase by us upon termination of service to us.
(3)	Represents 147,866 shares held by Mr. Stapley directly, 475,520 shares held by the Stapley Family Trust dated April 25, 2006, 28,732 shares held by Deborah Stapley as custodian for the minor children of Gregory K. Stapley and Deborah Stapley under the California Uniform Transfers to Minor Act, 53,819 shares held by the Marian K. Stapley Revocable Trust dated April 29, 1965, of which Mr. Stapley is trustee, and 1,722 shares held by the Estate of Marian K. Stapley, of which Mr. Stapley is the executor. Mr. Stapley and his spouse share voting and investment power over the shares held by the Stapley Family Trust, Mr. Stapley’s spouse holds voting and investment power over the shares held for their minor children, Mr. Stapley holds, as trustee, voting and investment power over the shares held by the Marian K. Stapley Revocable Trust and Mr. Stapley holds, as executor, voting and investment power over the shares held by the Estate of Marian K. Stapley.
(4)	Includes 21,363 shares of Common Stock held by The Gary B. Sabin Family Trust and over which Mr. Sabin has sole voting and investment power.
(5)	Beneficial ownership information is as of December 31, 2015 and is based on information reported on a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 8, 2016. The schedule indicates that Blackrock, Inc. has sole voting power over 5,406,535 shares of our Common Stock and sole dispositive power over 5,545,949 shares of our Common Stock. The business address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.

(6)	Beneficial ownership information is as of December 31, 2015 and is based on information reported on a Schedule 13G/A filed by Wasatch Advisors, Inc. with the SEC on February 16, 2016. The schedule indicates that Wasatch Advisors, Inc. has sole voting and sole dispositive power over 4,127,126 shares of our Common Stock. The business address of Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, Utah 84108.
(7)	Beneficial ownership information is as of December 31, 2015 and is based on information reported on a Schedule 13G/A by The Vanguard Group with the SEC on February 10, 2016. The schedule indicates that The Vanguard Group has sole voting power over 103,483 shares of our Common Stock, sole dispositive power over 6,565,338 shares of our Common Stock and shared dispositive power over 102,003 shares of our Common Stock. The number of shares reported as beneficially owned by The Vanguard Group in its Schedule 13G/A includes 3,313,819, representing 6.88% of our outstanding Common Stock as of December 31, 2015, that Vanguard Specialized Funds — Vanguard REIT Index Fund (“Vanguard REIT Fund”) separately reported as beneficially owned in a Schedule 13G/A filed on February 9, 2016 with the SEC. According to Vanguard REIT Fund’s Schedule 13G/A, Vanguard REIT Fund has sole voting power over 3,313,819 shares of our Common Stock. The business address of The Vanguard Group and the Vanguard REIT Fund is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires our directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than ten percent stockholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during fiscal year 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2015, there has not been, nor is there any proposed transaction in which we were or will be a party or in which we were or will be a participant, involving an amount that exceeded or will exceed $120,000 and in which any director, executive officer, beneficial owner of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation arrangements and other agreements and transactions which are described in “Executive Compensation” and the transactions described below.

Procedures for Approval of Related Person Transactions

Our Board of Directors has adopted a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person is required to disclose to our Chief Financial Officer any proposed related person transaction and certain facts and circumstances about the proposed transaction. Our Chief Financial Officer would then assess that information and, if determined to be a related party transaction, submit the transaction to our audit committee for consideration. Based on our audit committee’s consideration of all of the relevant facts and circumstances, our audit committee will decide whether or not to approve such transaction and will generally approve only those transactions that are in, or are not inconsistent with, the best interests of CareTrust. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to our audit committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction. As a result of Mr. Christensen’s service on our Board of Directors until April 15, 2015, transactions between Ensign and CareTrust that exceeded the $120,000 threshold during the term of his service were subject to our policy regarding related party transactions, and required Mr. Christensen to recuse himself from consideration of such transactions.

Family Relationships

David M. Sedgwick is the brother-in-law of Gregory K. Stapley. Mr. Sedgwick has served as our Vice President of Operations since June 1, 2014. See “Executive Officers” and “Executive Compensation” for further information regarding Mr. Sedgwick.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2017 ANNUAL MEETING

Stockholders may present proposals for action at a future meeting only if they comply with the requirements of the proxy rules established by the SEC and our bylaws, as further described below:

Requirements for Proposals to be Considered for Inclusion in Proxy Materials. Stockholder proposals that are intended to be presented at our 2017 annual meeting of stockholders and included in our proxy materials for such meeting must comply with the procedural and other requirements set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Secretary at our principal executive offices no later than December 15, 2016, which is 120 calendar days prior to the first anniversary of the date this Proxy Statement was released to stockholders in connection with the Annual Meeting. If we change the date of the 2017 annual meeting of stockholders by more than 30 days from the date of this year’s Annual Meeting, your written proposal must be received by our Secretary at our principal executive offices a reasonable time before we begin to print and mail our proxy materials for our 2017 annual meeting of stockholders.

Requirements for Proposals Not Intended for Inclusion in Proxy Materials and for Nomination of Director Candidates. A stockholder who wishes to nominate one or more persons for election to our Board of Directors at the 2017 annual meeting of stockholders or present a proposal at the 2017 annual meeting of stockholders, but whose stockholder proposal will not be included in the proxy materials we distribute for such meeting, must deliver written notice of the nomination or proposal to our Secretary at our principal executive offices not earlier than November 15, 2016 (the 150th day prior to the first anniversary of the date of this Proxy Statement for the Annual Meeting), nor later than 5:00 p.m. Eastern Time on December 15, 2016 (the 120th day prior to the first anniversary of the date of this Proxy Statement for the Annual Meeting); provided, however, that in the event that the date of the 2017 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of this year’s Annual Meeting, in order for notice by the stockholder to be timely, such notice must be so delivered no earlier than the 150th day prior to the date of the 2017 annual meeting of stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2017 annual meeting of stockholders, as originally convened, or the 10th day following the day on which public announcement of the date of the 2017 annual meeting of stockholders is first made. The public announcement of a postponement or adjournment of the 2017 annual meeting of stockholders shall not commence a new time period for the giving of a stockholder’s notice as described above. The stockholder’s written notice must include certain information concerning the stockholder and each nominee as specified in Article II, Section 11 of our Bylaws. Stockholder proposals must be in writing and should be addressed to our corporate Secretary, at our principal executive offices at 905 Calle Amanecer, Suite 300, San Clemente, California 92673. It is recommended that stockholders submitting proposals direct them to our corporate Secretary and utilize certified mail, return receipt requested in order to provide proof of timely receipt. The Chairman of the Annual Meeting reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions set forth in our Bylaws and conditions established by the SEC.

OTHER MATTERS

As of the date of this Proxy Statement, we do not know of any business, other than described in this Proxy Statement that should be considered at the Annual Meeting. If any other matters should properly come before the Annual Meeting or any postponement or adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to our principal executive offices at 905 Calle Amanecer, Suite 300, San Clemente, California 92673, Attn: Secretary or by telephone at (949) 542-3130.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports and other information we file with the SEC can be read and copied at the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. Information about the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, and other information about issuers, like us, which file electronically with the SEC. The address of that site is http://www.sec.gov. We make available our reports on Form 10-K, 10-Q, and 8-K (as well as all amendments to these reports), and other information, free of charge, at the Investor Relations section of our website at www.caretrustreit.com. The information contained on our website, other than this proxy statement, is not considered proxy solicitation material and is not incorporated by reference herein.

A copy of our Annual Report has been posted, and is available without charge, on our website at www.caretrustreit.com. For stockholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our Annual Report. For stockholders receiving a printed copy of this Proxy Statement, a copy of our Annual Report has also been provided to you. In addition, a copy of our Annual Report (including the financial statements and schedules thereto), which we filed with the SEC on February 11, 2016, will be provided without charge to any person to whom this Proxy Statement is mailed upon the written request of any such person to William M. Wagner, Secretary, CareTrust REIT, Inc., 905 Calle Amanecer, Suite 300, San Clemente, California 92673.

CARETRUST REIT, INC.
BY ORDER OF THE BOARD OF DIRECTORS
GREGORY K. STAPLEY CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER

San Clemente, California

Dated: April 14, 2016

BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 24, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 24, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E07752-P77935                    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARETRUST REIT, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors of CareTrust REIT, Inc. (the “Company”) recommends you vote FOR ALL the following:		☐	☐	☐

1.	Election of two Class II director nominees to serve until the Company’s 2019 annual meeting of stockholders and until their respective successors are elected and qualified.

Nominees:
01) Jon D. Kline 02) David G. Lindahl
The Board of Directors recommends you vote FOR the following proposal:						For	Against	Abstain
2.	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.					☐	☐	☐
NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders

to Be Held on May 25, 2016

The Notice, Proxy Statement and 2015 Annual Report on Form 10-K are available at www.proxyvote.com.

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E07753-P77935

CARETRUST REIT, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 25, 2016 9:00 AM PDT

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregory K. Stapley and William M. Wagner, and each of them, with full power of substitution, as proxies of the undersigned to vote all shares of the common stock of CareTrust REIT, Inc. held of record by the undersigned on April 1, 2016, at the Annual Meeting of Stockholders of CareTrust REIT, Inc., to be held at the Company’s offices, located at 905 Calle Amanecer, Suite 300, San Clemente, California 92673, on May 25, 2016 at 9:00 a.m., PDT, and at any adjournment(s) or postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU CHOOSE TO VOTE BY TELEPHONE OR INTERNET, DO NOT RETURN THIS PROXY.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be marked, dated and signed on the other side)